Exhibit 99.1

FOR IMMEDIATE RELEASE

GLOBAL NET LEASE ANNOUNCES OPERATING RESULTS FOR SECOND QUARTER 2017

New York, August 7, 2017 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”), a real estate investment trust focused on acquiring and managing a diversified portfolio of single tenant net lease commercial properties in the U.S. and Europe, announced today its financial and operating results for the quarter ended June 30, 2017.

Highlights

•	Net income attributable to stockholders was $5.2 million
•	Adjusted Funds from Operations (“AFFO”) was $36.2 million, an increase of 11.6% year-over-year
•	100% leased with 9.3 years weighted average lease term remaining as of June 30, 2017
•	Subsequent to quarter end, closed a new five year credit facility (“New Facility”) comprised of a $500.0 million Senior Unsecured Multicurrency Revolving Credit Facility (“Revolver”), and a €194.6 million Senior Unsecured Term Loan (“Term Loan”).

Nicholas Radesca, Chief Financial Officer of GNL commented, “We produced another quarter of solid results from our well-diversified European and U.S net lease property portfolio. Additionally, we were very pleased with the execution on our new unsecured credit facility. We believe the facility is competitively priced, further strengthens our capital structure and is indicative of the lenders’ confidence in the strength of our portfolio. We believe our balance sheet is well positioned to support a disciplined growth strategy as we work to maximize value for our stockholders.”

	Quarter Ended
	June 30,
	2017	2016
(in thousands, except per share data)
Revenue	$64,986	$53,196

Net income attributable to stockholders	$5,200	$15,763
Net income per common share	$0.08	$0.28

NAREIT defined FFO attributable to stockholders	$32,836	$39,323
NAREIT defined FFO per common share	$0.49	$0.70

Core FFO attributable to stockholders	$33,779	$39,350
Core FFO per common share	$0.51	$0.53

AFFO attributable to stockholders	$36,182	$32,427

*All per share data based on 66,652,221 weighted average shares outstanding for the three months ended June 30, 2017 and 56,316,157 for the three months ended June 30, 2016.

Property Portfolio

The Company’s portfolio as of June 30, 2017 consisted of 312 net lease properties located in 7 countries and comprised 22.2 million total square feet leased to 94 tenants across 40 industries. The real estate portfolio metrics include:

•	100% leased with 9.3 years remaining weighted average remaining lease term as of June 30, 2017

•	90% of portfolio annualized straight line rent with contractual rent increases

•	77.6% of portfolio annualized straight line rent derived from investment grade rated inclusive of implied investment grade rated tenants

•	Retail portfolio accounts for 9.8% of annualized straight line rent, with no GNL retail tenants in bankruptcy, and all paying rent

•	49.1% U.S. and 50.9% Europe (based on annualized straight line rent)

•	59.5% Office, 30.7% Industrial / Distribution and 9.8% Retail (based on an annualized straight-line rent)

Capital Structure and Liquidity Resources

As of June 30, 2017, the Company had $67.4 million of cash and cash equivalents. The Company’s net debt to enterprise value was 48.9% with an enterprise value of $2.9 billion based on the June 30, 2017 closing share price of $22.24, and net debt of $1.4 billion as of June 30, 2017, including $777.5 million of outstanding mortgage debt.

As of June 30, 2017 the Company’s total combined debt had a weighted average interest rate cost of 2.7%, consisting of approximately 77.1% fixed rate1 and 22.9% floating rate debt, resulting in an interest coverage ratio of 4.7 times.

Subsequent to quarter end, on July 24, 2017, the Company closed a new five year credit facility comprised of a $500.0 million Senior Unsecured Multicurrency Revolving Credit Facility and a €194.6 million Senior Unsecured Term Loan. Under the New Facility, the borrowing spread is based on corporate leverage ratios and ranges from 1.60% to 2.20% over LIBOR. The terms of the New Facility provide for a decrease in the interest rate if the company receives an investment grade rating. The Revolver provides for borrowings denominated in U.S. Dollars, Euros, British Pound Sterling, Canadian Dollars and Swiss Francs. Under the terms, up to $225.0 million in additional commitments may be added under the Revolver and/or the Term Loan facility, for a total of $950.0 million.

Webcast and Conference Call

GNL will host a webcast and conference call on August 7, 2017 at 5:00 p.m. ET to discuss its financial and operating results.

To listen to the live call, please go to GNL’s “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the GNL website at www.globalnetlease.com.

Dial-in instructions for the conference call and the replay are outlined below. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the GNL website, www.globalnetlease.com, in the “Investor Relations” section.

Conference Call Details

Live Call

Dial-In (Toll Free): 1-888-317-6003

International Dial-In: 1-412-317-6061

Canada Dial-In (Toll Free): 1-866-284-3684

Participant Entry Number: 6981223

1 Inclusive of floating rate debt with in place interest rate swaps allowing debt to effectively act as fixed.

Conference Replay*

Domestic Dial-In (Toll Free): 1-877-344-7529

International Dial-In: 1-412-317-0088

Canada Dial-In (Toll Free): 1-855-669-9658

Conference Number: 10110942

*Available one hour after the end of the conference call through November 7, 2017.

Supplemental Schedules

The Company will file supplemental information packages with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of GNL’s website at www.globalnetlease.com and on the SEC website at www.sec.gov.

About Global Net Lease, Inc.

Global Net Lease, Inc. (NYSE: GNL) is a publicly traded real estate investment trust listed on the NYSE focused on acquiring and managing a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical, income producing, net-leased assets across the United States, Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including but not limited to, the company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the company, including regarding future dividends and market valuations, other statements that are not historical facts, those set forth in the Risk Factors section of GNL’s most recent annual report on Form 10-K filed for the year ended December 31, 2016, GNL’s most recent quarterly reports on Form 10-Q, and in future filings with the SEC. Further, forward-looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or reverse any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events on changes to future operating results, unless required to do so by law.

Copies of the documents filed by GNL with the SEC are also available free of charge on GNL’s website at www.globalnetlease.com.

Contacts:

Investors and Media:

Email: investorrelations@globalnetlease.com Phone: (212) 415-6500

Global Net Lease, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

 (Unaudited)

	June 30, 2017	December 31, 2016
Assets
Real estate investments, at cost:
Land	$389,781	$376,704
Buildings, fixtures and improvements	2,040,217	1,967,930
Acquired intangible lease assets	608,052	587,061
Total real estate investments, at cost	3,038,050	2,931,695
Less accumulated depreciation and amortization	(276,336)	(216,055)
Total real estate investments, net	2,761,714	2,715,640
Cash and cash equivalents	67,411	69,831
Restricted cash	5,139	7,497
Derivatives, at fair value	15,495	28,700
Unbilled straight-line rent	38,198	30,459
Prepaid expenses and other assets	19,600	17,577
Related party notes receivable acquired in Merger	1,285	5,138
Due from related parties	16	16
Deferred tax assets	1,645	1,586
Goodwill and other intangible assets, net	22,154	13,931
Deferred financing costs, net	320	1,092
Total Assets	$2,932,977	$2,891,467

Liabilities and Equity
Mortgage notes payable, net of deferred financing costs ($4,409 and $5,103 for June 30, 2017 and December 31, 2016, respectively)	$773,046	$749,884
Mortgage (discount) premium, net	(2,367)	(2,503)
Credit facility	722,108	616,614
Mezzanine facility	-	55,383
Below-market lease liabilities, net	31,479	33,041
Derivatives, at fair value	13,118	15,457
Due to related parties	1,428	2,162
Accounts payable and accrued expenses	23,181	22,861
Prepaid rent	20,864	18,429
Deferred tax liability	15,120	15,065
Taxes payable	7,366	9,059
Dividends payable	55	34
Total liabilities	1,605,398	1,535,486

Commitments and contingencies

Equity:
Preferred stock, $0.01 par value, 16,670,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.01 par value, 100,000,000 shares authorized, 67,277,514 and 66,258,559 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	2,003	1,990
Additional paid-in capital	1,729,596	1,708,541
Accumulated other comprehensive loss	(2,689)	(16,695)
Accumulated deficit	(404,209)	(346,058)
Total stockholders’ equity	1,324,701	1,347,778
Non-controlling interest	2,878	8,203
Total equity	1,327,579	1,355,981
Total liabilities and equity	$2,932,977	$2,891,467

Global Net Lease, Inc.

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended
	June 30, 2017	June 30, 2016

Revenues:
Rental income	$60,214	$51,736
Operating expense reimbursements	4,772	1,460
Total revenues	64,986	53,196

Expenses:
Property operating	7,570	3,542
Fire loss	500	-
Operating fees to related parties	5,713	4,959
Acquisition and transaction related	443	27
General and administrative	2,053	1,880
Equity based compensation	(2,235)	70
Depreciation and amortization	27,497	23,812
Total expenses	41,541	34,290
Operating income	23,445	18,906

Other income (expense):
Interest expense	(11,634)	(10,634)
Losses on dispositions of real estate investments	(143)	-
(Losses) gains on derivative instruments	(2,990)	3,830
Unrealized (losses) gains on undesignated foreign currency advances and other hedge ineffectivenes	(2,971)	4,252
Other (expense) income	3	8
Total other expense, net	(17,735)	(2,544)
Net income before income tax	5,710	16,362
Income tax expense	(510)	(430)
Net income	5,200	15,932
Non-controlling interest	-	(169)
Net income attributable to stockholders	$5,200	$15,763

Basic and Diluted Earnings Per Share:
Basic and diluted net income per share attributable to stockholders	$0.08	$0.28
Basic and diluted weighted average shares outstanding	66,652,221	56,316,157

Global Net Lease, Inc.

Quarterly Reconciliation of Non-GAAP Measures (Unaudited)

(In thousands)

	Three Months Ended
	June 30, 2017	June 30, 2016

Net income attributable to stockholders (in accordance with GAAP) (1)	$5,200	$15,763
Depreciation and amortization	27,497	23,812
Losses on dispositions of real estate investments	143	-
Proportionate share of adjustments for non-controlling interest to arrive at FFO	(4)	(252)
FFO (as defined by NAREIT) attributable to stockholders	32,836	39,323

Acquisition and transaction fees (2)	443	27
Fire loss (3)	500	-
Proportionate share of adjustments for non-controlling interest to arrive at Core FFO	-	-
Core FFO attributable to stockholders	33,779	39,350

Non-cash equity based compensation	(2,235)	70
Non-cash portion of interest expense	943	2,400
Straight-line rent (1)	(3,039)	(2,722)
Amortization of above- and below-market leases and ground lease assets and liabilities, net	504	(27)
Eliminate unrealized losses (gains) on foreign currency transactions (4)	3,111	(2,347)
Unrealized losses (gains) on undesignated foreign currency advances and other hedge ineffectiveness	2,971	(4,252)
Amortization of mortgage premium (discount), net and mezzanine discount	151	(119)
Proportionate share of adjustments for non-controlling interest to arrive at AFFO	(3)	74
AFFO attributable to stockholders	$36,182	$32,427

(1)	Includes an out-of-period adjustments of $0.5 million during the three months ended June 30, 2017 for additional rental income and unbilled straight-line rent.
(2)	Includes ATM, merger related, and other costs for the three months ended June 30, 2017.
(3)	Loss arising from cleanup costs related to a fire sustained at one of our office properties.
(4)	For the three months ended June 30, 2017, losses on foreign currency transactions were $3.0 million, which were comprised of unrealized losses of $3.1 million, offset by realized gains of $0.1 million. For the three months ended June 30, 2016, gains on foreign currency transactions were $3.8 million, which were comprised of unrealized gains of $2.3 million and realized gains of $1.5 million. For AFFO purposes, we add back unrealized (gains) losses.

Global Net Lease, Inc.

Quarterly Reconciliation of Non-GAAP Measures (Unaudited)

(in thousands)

	Three Months Ended
	June 30, 2017	June 30, 2016
Adjusted EBITDA
Net income	$5,200	$15,932
Depreciation and amortization	27,497	23,812
Interest expense	11,634	10,634
Income tax expense	510	430
Acquisition and transaction related	443	27
Losses on disposition of real estate investments	143	-
Fire loss	500	-
Losses (gains) on derivative instruments	2,990	(3,830)
Unrealized losses (gains) on undesignated foreign currency advances and other hedge ineffectiveness	2,971	(4,252)
Equity based compensation	(2,235)	70
Other (income) expense	(3)	(8)
Adjusted EBITDA	$49,650	$42,815

Net Operating Income (NOI)
Operating fees to related parties	5,713	4,959
General and administrative	2,053	1,880
NOI	$57,416	$49,654

Non-GAAP Financial Measures

These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations as determined in accordance with Generally Accepted Accounting Principles (“GAAP”). Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”) and Adjusted Funds from Operations (“AFFO”) are calculated using inputs which are computed in accordance with GAAP.

Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment write-downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s definition. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time, especially if not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, Core FFO and AFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO. Other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do and/or calculate Core FFO and/or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.

We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO facilitates comparisons of operating performance between periods and between other REITs in our peer group.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP.

Core FFO is FFO, excluding acquisition and transaction related costs as well as certain other costs that are considered to be non-core, such as charges relating to the Listing Note and listing related fees. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. By excluding expensed acquisition and transaction related costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties.

We exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains and losses on foreign currency transactions, and gains and losses on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also include the realized gains or losses on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect the current operating performance of the company. By providing AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies. However, AFFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as it excludes certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.

In calculating AFFO, we exclude certain expenses, which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued merger, acquisition and transaction related fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors but are not reflective of our on-going performance. AFFO that excludes such costs and expenses would only be comparable to companies that did not have such activities. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view gains and losses from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of the operating performance of the company. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information.

As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Net Operating Income

We believe that earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, other non-cash items and including our pro-rata share from unconsolidated joint ventures (“Adjusted EBITDA”) is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs. Net operating income (“NOI”) is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition and transaction-related expenses, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.